                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around January 29, 1998, of our report dated January 31, 1996, on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.




                                                             ARTHUR ANDERSEN LLP



Washington, D.C.,
January 26, 1998